Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.2

JOHN K. BAKEWELL joins CORINDUS VASCULAR ROBOTICS BOARD OF DIRECTORS

Waltham, MA. — august 8, 2017 — Corindus Vascular Robotics, Inc. [NYSE American: CVRS], a leading developer of precision vascular robotics, today announced that John K. Bakewell has been appointed to its board of directors, effective immediately. Mr. Bakewell will serve as the Chair of the Audit Committee.

President and Chief Executive Officer Mark Toland stated, “I am pleased to welcome John to our board of directors. John’s financial expertise coupled with his tremendous experience driving sustainable growth within transformational companies will be invaluable to our organization.”

Mr. Bakewell has served in executive capacities for more than two decades, building and executing operational and financial strategies for growing businesses across the healthcare sector. Over the course of his career, he has served as Chief Financial Officer at Exact Sciences Corporation, Lantheus Holdings, Inc., Interline Brands, Inc., Regional Care Hospital Partners, Wright Medical Group, Inc., Altra Energy Technologies, Inc., Cyberonics, Inc., and Zeos International, Ltd. Mr. Bakewell is currently a consultant to the medical technology industry. He serves on the board of directors for both Entellus Medical, Inc. and Keystone Dental, Inc. He previously served on the Board of Directors of ev3 Inc. until its acquisition in 2010. Mr. Bakewell holds a Bachelor of Arts in Accounting from the University of Northern Iowa and is a certified public accountant (inactive).

Mr. Bakewell said, “I am delighted to join Corindus and am committed to its mission of bringing robotic-assisted precision and its many benefits to vascular interventions. I look forward to working with the Corindus team as the company continues to drive adoption of its technology, addressing the significant unmet needs of interventional cardiology.”

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The company’s CorPath® System is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary interventions. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit “One Stent Program.”  For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control. An example of such a statement is that Corindus will continue to drive adoption of its technology, addressing the significant unmet needs of interventional cardiology.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled “Risk Factors” in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus’ website at http://www.corindus.com.

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Media Contacts:

Corindus Vascular Robotics, Inc.

Kate Stanton

(508) 653-3335 ext. 200

kate.stanton@corindus.com

Investor Contact:

Lynn Pieper Lewis

415-937-5402

ir@corindus.com